UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2014

INFINITY ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17204	20-3126427
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd, Suite 310, Overland Park, KS 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 948-9512

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 27, 2013 Infinity Energy Resources, Inc. (the “Company”) borrowed $1,050,000 under an unsecured credit facility with a private, third-party lender. The facility is represented by a promissory note (the “Note”). On May 11, 2014 the Company and the lender agreed to extend the maturity date of the Note from May 11, 2014 to December 7, 2014 (the “New Maturity Date”). All other terms of the Note remain the same.

In connection with the extension of the Note to the new Maturity Date, the Company agreed to enter into a definitive revenue sharing agreement with the lender on or before May 23, 2014. If the parties fail to enter into the definitive agreement by such date, the Note will be in default. The Company has agreed in principle to grant the lender under the revenue sharing agreement an irrevocable right to receive a monthly payment equal to one half of one percent (1/2%) of the gross revenue derived from the share of all hydrocarbons produced at the wellhead from the Nicaraguan Concessions and any other oil and gas concessions that the Company and its affiliates may acquire. This percent will increase to one percent (1%) if the Company does not pay the Note in full by August 7, 2014. The Company paid no other consideration in connection with the extension of the Note, but will pay the legal expenses of the lender related to the extension. The Note may be prepaid without penalty at any time. The Note is subordinated to all existing and future senior indebtedness, as such terms are defined in the Note.

In connection with its loan, the Company granted the lender a warrant (the “Warrant”) exercisable to purchase 1,000,000 shares of its common stock at an exercise price of $1.50 per share. In connection with the extension of the maturity date of the Note to the New Maturity Date, the parties amended the date for exercise of the Warrant to be a period commencing December 7, 2014 and expiring on the third anniversary of such date. The Company issued no additional warrants to the lender in connection with the extension of the Note to the New Maturity Date. If the Company fails to pay the note on or before its New Maturity Date, the number of shares issuable under the Warrant increases to 13,333,333 and the exercise price drops to $0.075 per share. All other terms of the Warrant remain the same.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. ROSS
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer